AIR METHODS CORPORATION

ECONOMIC VALUE ADDED BONUS PLAN

Adopted: February 5, 2009

SECTION 1.	PURPOSES OF THE PLAN.

Air Methods Corporation (the “Company”) hereby establishes the Economic Value Added Bonus Plan (the “Plan”).  The purpose of the Plan is to measure financial performance of the Company in terms of Economic Value Added (“EVA”), and to provide those executive officers identified in Section 7 below (each a “Participant,” and collectively, the “Participants”) with incentive compensation based upon EVA results achieved during the Performance Period (as defined below).  The Plan is intended to encourage initiative, resourcefulness, teamwork, motivation, and efficiency on the part of the Participants that will result in financial success for both the stockholders and the Participants.

SECTION 2.	CERTAIN DEFINITIONS.

“Board” means the Board of Directors of the Company.

“Cause” shall include (i) a material breach of the terms and conditions of a Participant’s respective employment agreement with the Company, (ii) a willful disobedience of reasonable directions of the Board, (iii) committed gross malfeasance in performance of the Participant’s duties under his respective employment agreement, or (iv) acts resulting in an indictment charging the Participant with the commission of a felony; provided that the commission of acts resulting in such an indictment shall constitute Cause only if a majority of the directors who are not also subject to any such indictment determine that the Participant’s conduct was willful and has substantially adversely affected the Company or its reputation.

“Change in Control” means an event that a merger, sale of assets, sale or exchange of stock, or other corporate reorganization occurs with another corporation or other entity, following which and as a result of which, at least 50% of the ownership interest of the surviving corporation is held by persons other than the stockholders of the Company prior to such transaction, or a majority of the directors of the surviving corporation are persons other than the directors of the Company prior to such transaction.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means two or more directors, all of whom are Disinterested Persons, or in the absence of such a committee, at the Board's discretion, the full Board.  The initial Committee shall be the Compensation Committee of the Board.

“Disability” means the complete and total inability of the Participant, due to illness, physical or comprehensive mental impairment to substantially perform all of his duties as described herein for a consecutive period of thirty (30) days or more.

“Disinterested Persons” means a director of the Company who is not, during the one year prior to service as an administrator of the Plan, granted or awarded equity securities pursuant to the Company’s 2006 Equity Compensation Plan or any other plan of the Company or any of its affiliates except as may be permitted by Rule 16b-3(d) under the Securities Exchange Act of 1934 or any successor to such rule.

“GAAP” means generally accepted accounting principles in effect in the United States at such time, applied on a consistent basis.

“Subsidiaries” has the meaning given to such term in Section 424(f) of the Code.

“Treasury Regulations” means the Treasury Regulations promulgated under the Code.

SECTION 3.	ADMINISTRATION.

3.1           Authority. The Plan shall be administered by the Committee, and the Committee shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and to adopt such rules for administering the Plan as it may deem necessary to comply with the requirements of the Code, or to conform to any regulation or any change in any law or regulation applicable thereto.  The Committee may delegate any of its responsibilities under the Plan other than its responsibilities under Section 5 hereof.

3.2           Section 162(m) Deferrals. To the extent that the Company’s tax deduction for remuneration in respect of the payment of any Bonus Amount (as defined below) under the Plan to a Participant would be disallowed under Section 162(m) of the Code by reason of the fact that such Participant’s applicable employee remuneration (as defined in Section 162(m) of the Code), either exceeds or, if such bonus were paid, would exceed the limitation on deductible remuneration contained in Section 162(m) of the Code, any such excess (as determined by the Committee in its reasonable discretion) shall be automatically deferred under the terms of the Plan.  Payment of any deferred amounts shall be made to the Participant in the first year thereafter that the Company’s tax deduction in respect of the payment would not be disallowed under Section 162(m) of the Code; provided however, in the event any amount is deferred pursuant to this Section 3.2, such amount shall be payable regardless of the provisions of Section 6.2 hereof.

SECTION 4.	MEASUREMENT OF ECONOMIC VALUE ADDED.

The following terms set forth the calculation of EVA and the components of calculating EVA.  The calculation of EVA, as measured during the Performance Period (as defined below), is used to determine the Bonus Amount (as defined below) earned by each Participant under the Plan.

“Opening 2009 Valuation” means (i) EBITDA for the year ended December 31, 2008, multiplied by (ii) the Business Valuation Multiple minus (iii) any Debt as of December 31, 2008 plus (iv) any Cash as of December 31, 2008.

“Closing 2010 Valuation” means (i) EBITDA for the year ended December 31, 2010 multiplied by (ii) the Business Valuation Multiple minus (iii) any Debt as of December 31, 2010 plus (iv) any Cash as of December 31, 2010.

“Bonus Amount” means a cash payment made pursuant to this Plan with respect to the Performance Period, and determined pursuant to Section 5.2 below.

“Bonus Formula” means the following formula, which shall be calculated for each Participant as follows: (i) EVA multiplied by (ii) three percent (3%), the sum of which shall be multiplied by (iii) the percentage set forth next to such Participant’s name under Section 7 hereof.

“Business Valuation Multiple” means the number 6.

“Capitalized Lease” means any lease of Property which in accordance with GAAP is required to be capitalized on the balance sheet of the Company or its Subsidiaries.

“Cash” means, as of the date such determination is made, the sum of all cash and cash equivalents as reflected on the Company’s audited balance sheet; provided, however, if the Company’s audited balance sheet is not available on the date of such determination, the sum of all liabilities as reflected on the Company’s unaudited balance sheet.

“Debt” means, as of the date such determination is made, the sum of all liabilities as reflected on the Company’s audited balance sheet; provided, however, if the Company’s audited balance sheet is not available on the date of such determination, the sum of all liabilities as reflected on the Company’s unaudited balance sheet.

“EBITDA” means Net Income for such period plus the sum of all amounts deducted in arriving at such Net Income amount in respect of (a) Interest Expense for such period, (b) foreign, federal, state, and local income taxes for such period, and (c) depreciation of fixed assets and amortization of intangible assets for such period.

“Economic Value Added” or “EVA” means (i) the Closing 2010 Valuation minus (ii) the Opening 2009 Valuation.

“Interest Expense” means the sum of all interest charges (including imputed interest charges with respect to any Capitalized Lease and all amortization of Debt discount and expense) of the Company and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

“Net Income” means the net income (or net loss) of the Company and its Subsidiaries for such period computed on a consolidated basis in accordance with GAAP.

“Performance Period” means the period of time commencing January 1, 2009 and ending on December 31, 2010.

“Property” means all types of real, personal, tangible, intangible or mixed property owned by the Company and its Subsidiaries whether or not included in the most recent balance sheet of the Company and its subsidiaries under GAAP.

SECTION 5.	DEFINITION AND COMPUTATION OF BONUS AMOUNTS.

5.1           Determination of Valuations and EVA.  The Committee shall rely on the audited financial statements of the Company when making any determinations under this Section 5; provided, however, if the Company’s audited financial statements are not available, the Company shall rely on the unaudited financial statements of the Company.  Notwithstanding the foregoing, the Committee may adjust such determinations in accordance with Section 5.2 hereof to adequately reflect the Company’s performance during the Performance Period.  In accordance with the terms hereof, the Committee shall certify in writing (which could be in minutes of the Committee), the following:

(a)           The calculation of the Opening 2009 Valuation, which shall be determined after December 31, 2008 and as soon as administratively practicable, but in no event later than April 1, 2009; and

(b)           The calculation of the Closing 2010 Valuation and EVA, which shall be determined after the end of the Performance Period and as soon as administratively practicable, but in no event later than March 1, 2011.

5.2           Adjustments to EVA.  The Committee may, in its reasonable discretion, make adjustments to EVA to properly measure the Company’s performance during the Performance Period.  Such adjustments may include, but are not limited to, the exclusion of significant, unusual, unbudgeted or noncontrollable gains or losses from actual financial results.  For example, and without limitation, the Committee may consider excluding: (i) profits or losses of any entities acquired by the Company during the Performance Period, or (ii) material gains or losses not in the budget which are of a nonrecurring nature and are not considered to be in the ordinary course of business, including, without limitation, gains or losses from the sale or disposal of real estate or Property, gains resulting from insurance recoveries when such gains relate to claims filed in prior years, or losses resulting from natural catastrophes, when the cause of the catastrophe is beyond the control of the Company and did not result from any failure or negligence on the Company’s part.  Any adjustments made by the Committee pursuant to this Section 5.2 shall be described in the certification of the EVA calculation, as required by Section 5.1(b) above, and the description shall include the reasoning for such adjustment.

5.3            Determination of Bonus Amounts. As soon as administratively practicable after the Committee has determined EVA under Section 5.1 hereof and made any adjustments thereto under Section 5.2, the Committee shall certify in writing (which could be in minutes of the Committee) the Bonus Amount to which each Participant is entitled, if any, by applying the Bonus Formula for each Participant.  The Committee shall notify each Participant in writing of the Bonus Amount that such Participant is entitled to receive under the Plan.  In the event EVA is not a positive number, the Company shall have no obligation to make any payments under the Plan.

SECTION 6.	PAYMENT OF AWARDS.

6.1           Right to Receive Payment. Each Bonus Amount that becomes payable under the Plan shall be paid solely from the general assets of the Company.  Nothing in this Plan shall be construed to create a trust or to establish or evidence any Participant’s claim of any right other than as an unsecured general creditor with respect to any payment to which he may be entitled.

6.2           Timing of Payment. Subject to Section 3.2 hereof, payment of the Bonus Amount to each participant shall be payable in three (3) equal installments on each of March 1, 2011, January 1, 2012 and 2013 (each a “Payment Date” and collectively, the “Payment Dates”); provided that, the Participant remains employed by the Company and holds the same, equivalent, or more senior position as set forth in Section 7 hereof on each of the scheduled Payment Dates.  In the event the Participant voluntarily resigns from the Company or is terminated for Cause prior to a Payment Date, he may not collect any unpaid portion of the Bonus Amount not paid prior to such date of termination.  For example, if the Participant voluntarily resigns from the Company or is terminated for Cause after January 1, 2011, but prior to January 1, 2012, the Participant would not be entitled to receive any unpaid portion of the Bonus Amount, which would have otherwise been payable on January 1, 2012 and January 1, 2013.  Notwithstanding the foregoing, the Bonus Amount shall be immediately payable upon (i) the occurrence of a Change in Control, (ii) the date a Participant’s employment is terminated by reason of death or Disability, or (iii) the Company’s termination of the Participant’s employment without Cause.

SECTION 7.	SELECTION OF PARTICIPANTS AND BONUS PERCENTAGES.

The following executives shall be eligible to participate in the Plan and shall be entitled to the percentage of EVA as set forth below:

Name	Title	Percentage of EVA
Michael D. Allen	Senior Vice President, Hospital-Based Services	15.0%
Trent J. Carmen	Chief Financial Officer, Secretary and Treasurer of the Company	15.0%
David L. Dolstein	Senior Vice President, Community-Based Services of the Company and President of Mercy Air Service, Inc.	18.5%
Paul Tate	Chief Operating Officer of the Company	18.5%
Aaron D. Todd	Director and Chief Executive Officer of the Company	33.0%

SECTION 8.	GENERAL PROVISIONS.

8.1           Nonassignability.  A Participant shall have no right to assign or transfer any interest under this Plan.

8.2           No Contract of Employment.  Nothing in this Plan shall confer upon the Participant the right to maintain his relationship with the Company or any Subsidiary as an employee, nor shall it interfere in any way with any right of the Company, or any such Subsidiary, to terminate its relationship with the Participant at any time for any reason whatsoever, with or without Cause.

8.3           Amendment and Termination.  The Board may from time to time alter, amend, suspend or discontinue the Plan, including, where applicable, any modifications or amendments as it shall deem advisable in order that the Plan not be subject to the limitations on deductibility contained in Section 162(m) of the Code, or to conform to any regulation or to any change in law or regulation applicable thereto; provided, however, that no such action shall adversely affect the rights and obligations of the Participants with respect to the Bonus Amount payable under the Plan at the time of such alteration, amendment, suspension or discontinuance. The Plan shall terminate once all of the payment obligations of the Company have been satisfied, and each Participant has received any amounts due hereunder.

8.4           Section 409A of the Code.  This Plan, including any future amendments thereto, which do not expressly amend this Section 8.4, is designed, and shall be administered and operated, in the good faith determination of the Board or the Committee, to comply with Section 409A of the Code.  Although the Company intends to administer the Plan so that it complies with the requirements of Section 409A of the Code, the Company does not warrant that any Bonus Amount payable under the Plan will in fact comply with Section 409A or qualify for favorable tax treatment under any other provision of federal, state, local or foreign law.  The Company shall not be liable to any Participant for any tax, interest or penalties the Participant might owe as a result of its participation in the Plan.

8.5           Tax Withholding. The Company shall withhold all applicable taxes from any Bonus Amount, including any non-U.S., federal, state, and local taxes.

8.6           Applicable Law. This Plan shall be construed in accordance with provisions of the laws of the State of Colorado.

SECTION 9	EFFECTIVE DATE; PRIOR PLAN NOT SUSPENDED.

9.1           Effective Date of Plan. This Economic Value Added Bonus Plan was adopted by the Board of Directors effective as of February 5, 2009, and it shall remain in effect, subject to amendment from time to time.

9.2           1995 and 2006 Plans Not Superseded. This Economic Value Added Bonus Plan does not supersede or otherwise affect the 1995 Stock Option Plan adopted on August 15, 1995 or the 2006 Equity Compensation Plan adopted on May 3, 2006.  All options and awards granted under either of the foregoing plans remain valid and shall continue to be governed by the provisions of such plans.